Exhibit 23.2

AerCap Holdings N.V.

Consent of independent registered public accounting firm

We hereby consent to the use in this Registration Statement on Form F-1 of AerCap Holdings N.V. of our report dated March 21, 2007, except for “maintenance adjustment” as described in note 1 which is dated July 10, 2007, relating to the financial statements and financial statement schedule of debis AirFinance B.V., which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Rotterdam, July 10, 2007

PricewaterhouseCoopers Accountants N.V.

/s/ Andre Tukker

Andre Tukker